Exhibit 99.1
Stoneridge Announces President and Chief Executive Officer Retirement and Leadership
Succession Plan

NOVI, Mich., February 23, 2026 — Stoneridge, Inc. (NYSE: SRI) today announced that Jim Zizelman, president and chief executive officer, is retiring, effective May 20, 2026, following nearly seven years of dedicated service to the Company. The Stoneridge Board of Directors has appointed Natalia Noblet, the current president of Stoneridge Electronics, as incoming president and chief executive officer as part of a planned leadership transition.
Jim will continue to serve as president and chief executive officer until March 31, 2026, when he will transition into the role of strategic advisor to support leadership continuity and key stakeholder relationships. Natalia will assume the role of president and chief executive officer and become a member of the board of directors on April 1, 2026. Jim will continue to serve on the board of directors and will be a board of directors’ nominee for election at the 2026 Annual Meeting of Shareholders.
“Succession planning is a key priority for our Board, and this transition reflects our commitment to leadership continuity and long-term value creation during an important period of transformation for the Company following the sale of our Control Devices segment,” said Bill Lasky, chairman of Stoneridge’s Board of Directors. “Over the past year and a half, Natalia has led the Electronics segment with focus and discipline, making this a natural and well-prepared transition. Jim and Natalia will continue to work closely together to ensure a seamless transfer of responsibilities and strategic focus.”
Jim joined Stoneridge in 2019 and has played a pivotal role in advancing the Company’s transformation and growth strategy. As president of Control Devices beginning in 2020, he led the transformation of the segment’s product lines and technology roadmap with a strong focus on electrification, enterprise-wide quality, and improving operational excellence. After being named president and chief executive officer, and appointed to the board of directors, in January 2023, he further strengthened Stoneridge’s operational performance, expanded its technology portfolio, and reinforced its focus on safe, efficient mobility solutions, all while driving a culture of transparency, collaboration, and respect.
“On behalf of the Board, I thank Jim for his leadership and lasting contributions,” said Lasky. “Under his direction, Stoneridge enhanced its competitive position, advanced its technology roadmap, and reinforced a performance-based culture within the Company. We are also pleased that Jim will continue to serve on our Board, where his deep technical knowledge, engineering background, and understanding of our business will remain an asset as we move forward.”

Natalia joined Stoneridge in September 2024 as president of Stoneridge Electronics and brings deep industry experience and a strong track record of leadership. During her tenure, Natalia led the segment in securing several significant new business awards, including programs associated with the MirrorEye® platform. Prior to Stoneridge, she spent nearly two decades at WABCO in increasingly senior roles across operations, sourcing, quality, project management, and continuous improvement. Following WABCO’s acquisition by ZF in 2020, Natalia held senior leadership positions with profit and loss responsibility, leading integration initiatives and operational transformation programs. This included serving as senior vice president of ZF’s Commercial Vehicle Solutions division, where she oversaw the EMEA region’s profit and loss, including strategy, commercial operations, procurement, and manufacturing footprint.
“Natalia is exceptionally well-equipped to lead Stoneridge into its next chapter,” said Lasky. “Her proven leadership, deep industry knowledge, and strong commitment to operational excellence will support our continued growth, innovation, and success.”

“As the incoming president and CEO, my priority is to deliver outstanding value to our customers and continue working with all of our partners to advance next-generation technologies for safer and more efficient transportation,” said Noblet. “I am grateful to Jim for his leadership and guidance during this transition, and for the strong foundation he has built. I look forward to working closely with our Board, our executive team, and our global teams to execute Stoneridge’s strategy, strengthen customer partnerships, and drive sustainable, profitable growth.”
This planned transition underscores Stoneridge’s commitment to disciplined governance, leadership development, and long-term shareholder value.
About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Novi, Michigan, is a global supplier of safe and efficient electronic systems and technologies. Our systems and products power vehicle intelligence, while enabling safety and security for on- and off-highway transportation sectors around the world. Additional information about Stoneridge can be found at www.stoneridge.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the leadership transition and its expected effects on our operations and strategy. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors are discussed in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q. These statements speak only as of the date of this press release, and the Company undertakes no obligation to update forward‑looking statements, except as required by law.
Contacts
Samantha S. Simmerson
Global Marketing & Communications
Samantha.Simmerson@Stoneridge.com

Kelly K. Harvey
Director, Investor Relations
Kelly.Harvey@Stoneridge.com